STATE OF NEW JERSEY
DEPARTMENT OF TREASURY
FILING CERTIFICATION (CERTIFIED COPY)

AKERS BIOSCIENCES, INC.
0100408441

I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department a Certificate of Amendment on November 7th, 2018 and that the attached is a true copy of this document as the same is taken from and compared with the original(s) filed in this office and now remaining on file and of record.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 7th day of November, 2018

Elizabeth Maher Muoio
State Treasurer

Certificate Number: 140962947
Verify this certificate online at
https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp

Amc

FILED

NOV 7 2018

STATE TREASURER

New Jersey Division of Revenue

Certificate of Amendment to the Certificate of Incorporation
(For Use by Domestic Profit Corporation)

Pursuant to the provisions of Section 14A:9-2 (4) and Section 14A:9-4 (3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the Corporation is: 0100408449

   Akers Biosciences, Inc.

2. Pursuant to Section 14A:9-1(2)(f) and Section 14A7-15.1, the following amendment to the Certificate of Incorporation was approved by the directors of the corporation on the 7th day of November, 2018.

   Resolved that Article Fourth of the Amended and Restated Certificate of Incorporation be amended by adding the following new paragraph:

   "Each outstanding share of common stock, no par value per share, of this corporation will be combined and converted, automatically, without further action, into a number of shares of such common stock equal to the number of such shares immediately prior to such filing divided by eight (8). At the effective date, there shall be no change in the number of authorized shares of stock which this corporation shall have the authority to issue."

3. The number of shares outstanding at the time of the adoption of the amendment was: 99,661,848.

   The total number of shares entitled to vote thereon was: 0.

4. This Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective as of November 8, 2018 at 8:30 a.m. Eastern Time.

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Dated this 7th day of November, 2018.

Howard R. Yeaton
Chief Executive Officer

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